EXHIBIT 3.1

                                   ARTICLES OF
                                INCORPORATION OF
                              EXPERT SYSTEMS, INC.



KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, has this day voluntarily executed these Articles of Incorporation for the purpose of forming a corporation under the laws of the state of Nevada, and to that end, I do hereby certify:

                                    ARTICLE 1
                                      NAME

The complete name of this corporation shall be EXPERT SYSTEMS, INC.

                                   ARTICLE II
                      REGISTERED AGENT AND PRINCIPAL OFFICE

The registered agent and principal office the corporation, in the state of Nevada, shall be as follows: The registered agent in charge thereof is Savoy Financial Group, Inc, located at 6767 W. Tropicana Ave., Suite 207, in the City of Las Vegas, Nevada, 89103, County of Clark.

                                   ARTICLE III
                                    DURATION

The duration of this corporation shall be perpetual.

                                   ARTICLE IV
                                    PURPOSES

The purpose for which this corporation is organized are as follows: To engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada. Including but not limited to the following:

a) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
b) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
c) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
d)   Shall have power to sue and be sued in any court of law or equity.
e)   Shall have power to make contracts.
f) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such: real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
g) Shall have power to appoint such officers and agents, as the affairs of the corporation shall require, and to allow them suitable compensation.

h) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
i)   Shall  have  power  to wind  up and  dissolve  itself,  or be  wound  up or dissolved.
j) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.
k) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
l) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
m) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.
n) Shall have power to hold meetings and keep the books, documents and papers outside of the State of Nevada at such places as may be from time to time designated by the Bylaws or by resolution of the directors except as other wise required by the laws of Nevada. To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
o) Shall have power to do all and everything necessary and proper for the accomplishments of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.
p) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

                                    ARTICLE V
                                     SHARES

This corporation is authorized to issue one class of capital stock to be designated "Common Stock." The total number of shares of common stock which this Corporation is authorized to issue is Twenty Five Million (25,000,000) shares of Common Stock having a par value of $0.001 each share. The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of shareholders. Each share shall be entitled to the same dividend, and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

No preemptive rights, as that term is defined under NRS 78.265, shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                   ARTICLE VII
                                CUMULATIVE VOTING

The shareholders of this corporation shall not be entitled to cumulative voting at the election of any directors.

                                  ARTICLE VIII
                                    DIRECTORS

The members of the governing board of this Corporation shall be styled directors and the number thereof at the inception, of this Corporation, shall be one (1). The director(s) need not be shareholders of this Corporation, nor residents of the State of Nevada. The number of directors may from time to time be increased or decreased in such manner as shall be provided for by the bylaws of the Corporation. The name and post office address of the person who is to serve as the initial director until the first annual meeting of the shareholders of the corporation, or until her successors are duly elected and qualified is as follows:

Name                                  Address
Michael L. Quiel                      15811 E. Mustang Drive
                                      Fountain Hills, AZ 85268


                                   ARTICLE IX
                  CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between this corporation and one or more of its directors, or between this corporation and any corporation, firm, association, or other entity, of which one or more of this corporation's directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate this corporation upon such contract or transaction; provided, that the fact of such interest shall be disclosed to or known by the directors acting on such, contract or transaction.

                                    ARTICLE X
                                 INDEMNIFICATION

1. A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating the Nevada Revised Statutes, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Nevada Revised Statutes are amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the Nevada Revised Statutes, as so amended, without any requirement of further action by the shareholders.

2. The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

3. Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right or any individual who is or was a director of the corporation which existed at the time of such repeal or modification.

                                   ARTICLE XI
                    RIGHT TO AMEND ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                   ARTICLE XII
                                     BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the bylaws of this corporation, subject to the power of the shareholders to amend or repeal such bylaws. The shareholders shall also have the power to adopt, amend or repeal the bylaws of this corporation.


                                  ARTICLE XIII
                                  INCORPORATOR

The name and address of the incorporator signing these articles of incorporation was as follows:


     Name                      Address
-----------------      --------------------------
Michael L. Quiel         15811 E. Mustang Drive
                         Fountain Hills, AZ 85268

IN WITNESS WHEREOF, I the undersigned being the sole incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby certifying that the facts herein stated are true, and I have accordingly hereunto set my hand this 14 day of March, 2002.


                                                  /s/ Michael L. Quiel
                                                  --------------------
                                                      Michael L. Quiel
County of Maricopa    )
                                    ) SS:
State of Arizona

On this 14 of March before me, a Notary Public in and for said County and State, personally appeared Michael L. Quiel known to me to be the person whose name is subscribed to the foregoing instrument, who duly acknowledged to me that he executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in said County and State this 14 of March, 2002.


                                                  /s/ Lori Rollins
(Notary Seal)                                     -----------------
                                                  Notary Signature




                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

I, Savoy Financial Group, Inc. hereby accept appointment as Resident Agent of EXPERT SYSTEMS, INC. the previously named Corporation. Paul W. Andre, President, Savoy Financial Group, Inc. hereby signs on behalf of Savoy Financial Group, Inc.


        Paul W. Andre              President               3-15-02
--------------------------------------------------------------------------------
        Signature                    Title                  Date

On behalf of SAVOY FINANCIAL GROUP, INC.